ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Financial Statements

October 31, 2006

(Unaudited)

(Expressed in Canadian dollars)

ENVIRONMENTAL CONTROL CORP.

(A Developmental Stage Company)

Balance Sheet (note 2)

(Expressed in Canadian dollars)

	October 31, 2006	December 31, 2005
	(unaudited)
Assets

Current
Cash	$1,169	$1,016
Harmonized sales tax receivable	1,277	1,277

Total Current Assets	2,446	2,293
Equipment (note 4)	15,640	0

Total Assets	$18,086	$2,293

Liabilities

Current
Accounts payable	$106,200	$0
Accrued liabilities	56,125	38,500
Due to related party (note 6)	212,035	209,136

Total Liabilities	374,360	247,636

Stockholders’ Deficit

Capital Stock (note 7)
Authorized
Unlimited number of Class “A” preferred shares
Unlimited number of common shares without par value
Issued
2,220 common shares (2005 – 1,000 common shares)	1,000	1,000
Subscription Receivable	(1,000)	(1,000)
Deficit Accumulated During the Development Stage	(356,274)	(245,343)

Total Stockholders’ Deficit	(356,274)	(245,343)

Total Liabilities and Stockholders’ Deficit	$18,0186	$2,293

Approved by the Board:

................................................................................................ Director

................................................................................................ Director

See notes to financial statements.

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Statement of Operations

(Expressed in Canadian dollars)

	Ten-Month Period Ended October 31, 2006	Year Ended December 31, 2005	Cumulative from March 26, 1999 (inception) to October 31, 2006
	(unaudited)		(unaudited)
Expenses
Professional fees	$105,300	$54,591	$348,525
Office and travel	2,773	0	2,773
Interest and bank charges	98	103	2,216
Amortization	2,760	0	2,760

Net Loss for Period	$(110,931)	$(54,694)	$(256,274)

See notes to financial statements.

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Statement of Stockholders’ Deficit

Ten-Month Period Ended October 31, 2006

(Expressed in Canadian dollars)

	Common Stock		Subscription receivable	Deficit accumulated during the development stage	Total
	Shares	Amount

Balance, January 1, 2000	1,000	$1,000	$(1,000)	$(24,621)	$(24,621)
Net loss	0	0	0	(22,836)	(22,836)

Balance, December 31, 2000	1,000	1,000	(1,000)	(47,457)	(47,457)
Net loss	0	0	0	(56,302)	(56,302)

Balance, December 31, 2001	1,000	1,000	(1,000)	(103,759)	(103,759)
Net loss	0	0	0	(20,257)	(20,257)

Balance, December 31, 2002	1,000	1,000	(1,000)	(124,016)	(124,016)
Net loss	0	0	0	(14,264)	(14,264)

Balance, December 31, 2003	1,000	1,000	(1,000)	(138,280)	(138,280)
Net loss	0	0	0	(52,369)	(52,369)

Balance, December 31, 2004	1,000	1,000	(1,000)	(190,649)	(190,649)
Net loss	0	0	0	(54,694)	(54,694)

Balance, December 31, 2005	1,000	1,000	(1,000)	(245,343)	(245,343)
Common shares issued (note 7)	1,220	0	0	0	0
Net loss	0	0	0	(110,931)	(110,931)

Balance, October 31, 2006
(unaudited)	2,220	$1,000	$(1,000)	$(356,274)	$(356,274)

See notes to financial statements.

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Statement of Cash Flows

(Expressed in Canadian dollars)

	Ten-Month Period Ended October 31, 2006	Year Ended December 31, 2005	Cumulative from March 26, 1999 (inception) to October 31, 2006
	(unaudited)		(unaudited)
Operating Activities
Net loss	$(110,931)	$(54,694)	$(356,274)
Item not involving cash
Amortization	2,760	0	2,760
Changes in Non-Cash Working Capital
Harmonized sales tax receivable	0	(1,277)	(1,277)
Accounts payable and accrued liabilities	105,425	29,345	143,925

Cash Used in Operating Activities	(2,746)	(26,626)	(210,866)

Financing Activity
Advances from related party	2,899	26,800	212,035

Inflow of Cash	153	174	1,169
Cash, Beginning of Period	1,016	842	0

Cash, End of Period	$1,169	$1,016	$1,169

See notes to financial statements.

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Notes to Financial Statements

Ten-Month Period Ended October 31, 2006 (Unaudited) and Year Ended December 31, 2005

(Expressed in Canadian dollars)

1.	OPERATIONS

The Company was incorporated on March 26,1999 under the laws of Newfoundland and Labrador. The Company is engaged in the development of emission control devices for small engines.

2.	GOING-CONCERN

These financial statements have been prepared on the basis of accounting principles applicable to a going-concern, which assume that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. The Company has a working capital deficiency of $371,914 as at October 31, 2006 (December 31, 2005 - $245,343) and has incurred losses since its inception resulting in an accumulated deficit of $356,274. Further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going-concern. The Company’s continued existence is dependent on its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

3.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The financial statements of the Company has been prepared in accordance with generally accepted accounting principles in the United States and are expressed in Canadian dollars.

(b)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The significant areas requiring the use of estimates are accrued liabilities and rate for amortization. Actual results could differ from those estimates and would impact future results of operations and cash flows.

(c)	Cash

Cash includes cash on hand and balances with banks, net of any overdrafts. Bank borrowings are considered to be financing activities.

(d)	Amortization

Equipment is recorded at cost and amortized over their useful lives on a declining-balance basis at 30%.

Additions during the year are amortized at one-half the annual rate.

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Notes to Financial Statements

Ten-Month Period Ended October 31, 2006 (Unaudited) and Year Ended December 31, 2005

(Expressed in Canadian dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)	Impairment of long-lived assets

Long-lived assets are reviewed for impairment upon the occurrence of events or changes in circumstances indicating that the value of the assets may not be recoverable, as measured by comparing their net book value to the estimated undiscounted cash flows generated by their use. Impaired assets are recorded at fair value, determined principally using discounted future cash flows expected from their use and eventual disposition.

(f)	Income taxes

The Company uses the liability method for determining income taxes. Under this method, future tax assets and liabilities are determined according to differences between their respective carrying amounts and tax basis. Future tax assets and liabilities are measured based on enacted or substantively enacted tax rates and laws at the date of the financial statements for the years in which these temporary differences are expected to reverse. Adjustments to these balances are recognized in earnings as they occur.

(g)	Comprehensive loss

Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at October 31, 2006, the Company had no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

(h)	Research and development costs

Research costs are expensed in the period in which they are incurred. Development costs are also expensed unless they meet the criteria for deferral. When development costs meet the criteria for deferral the development costs are deferred to the extent their recoverability can be reasonably assured. Deferred development costs represent the cost of developing specific products and are amortized on a straight-line basis over the expected commercial life of the product. As at October 31, 2006, no development costs have met the criteria for deferral (December 31, 2005 - $nil).

(i)	Recent accounting pronouncements

On July 13, 2006, Financial Accounting Standards Board (“FASB”) Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109, was issued. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Notes to Financial Statements

Ten-Month Period Ended October 31, 2006 (Unaudited) and Year Ended December 31, 2005

(Expressed in Canadian dollars)

3.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

(i)	Recent accounting pronouncements (Continued)

The evaluation of a tax position in accordance with FIN 48 is a two-step process. The first step is a recognition process whereby the enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the enterprise should presume that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The second step is a measurement process whereby a tax position that meets the more-likely-than-not recognition threshold is calculated to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

The provisions of FIN 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN 48. The cumulative effect of applying the provisions of FIN 48 should be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets in the balance sheet) for that fiscal year.

4.	EQUIPMENT

	October 31, 2006			December 31, 2005
		Accumulated
	Cost	Amortization	Net	Net

Website development	$10,000	$1,500	$8,500	$0
Office equipment	5,400	810	4,590	0
Laptop computers	3,000	450	2,550	0

	$18,400	$2,760	$15,640	$0

5.	FINANCIAL INSTRUMENTS

Fair values of financial instruments are disclosed in the financial statements when they differ from the carrying amounts.

The fair values of cash, and accounts payable and accrued liabilities approximate their carrying values because of the short-term maturity of these financial instruments. The fair value of amounts due to related party is not determinable because the Company would not be able to enter into similar transactions with unrelated parties.

6.

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Notes to Financial Statements

Ten-Month Period Ended October 31, 2006 (Unaudited) and Year Ended December 31, 2005

(Expressed in Canadian dollars)

DUE TO RELATED PARTY

The amounts due to a related party are unsecured, non-interest bearing and have no formal terms of repayment. The related party consists of a company that is controlled by a common director.

7.	CAPITAL STOCK

(a)	During the period, the directors of the Company approved the issuance of an additional 1,220 shares to existing shareholders for no additional consideration.

(b)

The Class A preferred shares may from time to time be issued in one or more series with the designation, rights, privileges, restrictions and conditions attached to each series fixed at the discretion of the directors. The Class A preferred shares shall have preference over the common shares in the event of payment of dividends and the distribution of assets or return of capital from liquidation, dissolution or winding up of the corporation.

8.	INCOME TAXES

The reconciliation of income tax provision computed at statutory rates to the reported income tax provision is as follows:

	Ten-Month Period Ended October 31, 2006	Year Ended December 31, 2005

	36.12%	35.62%

Income tax benefit computed at Canadian statutory rate	$40,068	$19,482
Unrecognized tax losses	(40,068)	(19,482)

	$0	$0

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Notes to Financial Statements

Ten-Month Period Ended October 31, 2006 (Unaudited) and Year Ended December 31, 2005

(Expressed in Canadian dollars)

8.    INCOME TAXES (Continued)

Future income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s future tax liabilities and assets as at October 31 are as follows:

	Ten-Month Period Ended October 31, 2006	Year Ended December 31, 2005

Future tax assets
Capital assets in excess of accounting value	$71,043	$35,139
Net operating loss carried forward	81,689	41,538

Net future tax assets	152,732	76,677
Valuation allowance	(52,732)	(76,667)

	$0	$0

At October 31, 2006, the Company has net operating losses available to be carried forward of $226,160 for income tax purposes that expire as follows:

2006	$1,200
2007	800
2008	4,400
2009	900
2010	800
2014	52,360
2015	54,700
2026	111,000

$266,160

The valuation allowance reflects the Company's estimate that the tax assets will likely not be realized and consequently have not been recorded in these financial statements.

9.

ENVIRONMENTAL CONTROL CORP.

(A Development Stage Company)

Notes to Financial Statements

Ten-Month Period Ended October 31, 2006 (Unaudited) and Year Ended December 31, 2005

(Expressed in Canadian dollars)

SUBSEQUENT EVENTS

On March 20, 2006, the Company entered into an asset acquisition agreement (the "Agreement") with Boss Minerals, Inc. (“Boss”) whereby Boss is to acquire the principal assets including various patent applications and patents pending held by the Company.

Pursuant to the Agreement, Boss will issue 22,500,000 post-split shares of common stock to the Company at closing. In addition, Boss agreed to issue convertible promissory notes to certain creditors of the Company whereby Boss is obligated to pay the creditors of the Company 10% interest per annum on the total amount of $317,379 outstanding to them. Each promissory note holder has the option to convert a portion or the entire outstanding principal into shares of common stock of Boss at Cdn $0.10 per share.

On April 13, 2006, pursuant to the Agreement, Boss changed its name to Environmental Control Corp. and completed a 5:1 stock split.

As at February 9, 2007, the transaction is subject to the approval of the regulatory authority.